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                                                                      EXHIBIT 15

                 INDEPENDENT ACCOUNTANTS' ACKNOWLEDGEMENT LETTER

To the Shareholders and Board of Directors of UST Private Equity Investors Fund, Inc.

We are aware of the use of our report dated September 5, 2003 relating to the unaudited interim financial statements and financial highlights of UST Private Equity Investors Fund, Inc. which are included in this Form 10-Q (No. 000-24856) for the quarter ended July 31, 2003.

                                                       ERNST & YOUNG LLP

Boston, Massachusetts
September 15, 2003